For Immediate Release


Contact: James R. Moore
         Urstadt Biddle Properties Inc.
         203 863-8200

       URSTADT BIDDLE PROPERTIES INC. REPORTS FIRST QUARTER RESULTS
                           FOR FISCAL 2006


Greenwich, Connecticut, March 10, 2006 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today reported its results for the first quarter ended January 31, 2006.

Diluted Funds from Operations (FFO) for the first quarter of fiscal 2006 was $7,341,000, or $0.29 per Class A Common share and $0.26 per Common share, compared to $7,783,000 or $0.31 per Class A Common share and $0.28 per Common share in last year's first quarter.

Net income applicable to Class A Common and Common stockholders was $4,134,000 or $0.17 per diluted Class A Common share and $0.15 per diluted Common share in the first quarter of fiscal 2006 compared to $10,286,000 or $0.41 per diluted Class A Common share and $0.37 per diluted Common share in the same period last year. 2005's net income included a gain on sale of property of $5,626,000 during the quarter.

Commenting on the quarter's operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said, "We are pleased to report the continued rental revenue growth in our portfolio which resulted principally from property acquisitions in 2005. Same property operating revenues increased slightly this quarter reflecting the high leased levels in our core portfolio. Also, our first quarter results reflect the dilutive effect on earnings from lower yielding returns on the temporary investments of the proceeds remaining from last year's preferred stock sales. While the property acquisition market remains very competitive, we continue to pursue opportunities to acquire properties in our target region of Westchester and Putnam Counties in New York and Fairfield County in Connecticut."

UBP is a self-administered real estate trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP owns thirty-four (34) properties containing 3.7 million square feet of space.

Non-GAAP Financial Measure
Funds from Operations ("FFO")

The Company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure. FFO is presented to assist investors in analyzing the performance of the Company. The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities. FFO is helpful as it excludes various items included in net income that are not indicative of the Company's operating performance, such as gains (or losses) from sales of property and depreciation and amortization. The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

                                 (Table Follows)

            URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                      FIRST QUARTER 2006 RESULTS
                (in thousands, except per share data)


                                                                                                   Three Months Ended
                                                                                                        January 31,
                                                                                                  2006               2005
                                                                                                  ----               ----
    Revenues:
         Base rents                                                                            $13,941            $12,241
         Recoveries from tenants                                                                 4,540              4,103
         Interest and other                                                                        457                212
                                                                                               -------            -------
                                                                                                18,938             16,556
    Operating Expenses:
         Property operating                                                                      3,224              2,566
         Property taxes                                                                          2,472              2,145
         Interest                                                                                2,129              2,053
         Depreciation and amortization                                                           3,183              2,892
         General and administrative expenses                                                     1,321              1,117
         Directors' fees and expenses                                                               92                 68
                                                                                               -------            -------
                                                                                                12,421             10,841
                                                                                               -------            -------

    Operating Income before Minority Interests and Discontinued Operations                       6,517              5,715
    Minority Interests                                                                            (47)               (92)
                                                                                               -------            -------
    Income from Continuing Operations before Discontinued Operations                             6,470              5,623
    Discontinued Operations:
         Income from discontinued operations                                                         -                224
         Gain on sale of property                                                                    -              5,626
                                                                                               -------            -------
    Income from Discontinued Operations                                                              -              5,850
                                                                                                     -              -----
    Net Income                                                                                   6,470             11,473
         Preferred Stock Dividends                                                             (2,336)            (1,187)
                                                                                               -------            -------

    Net Income Applicable to Common and Class A Common Stockholders                             $4,134            $10,286
                                                                                               =======            =======

    Diluted Earnings Per Share:
    Per Common Share:
        Income from continuing operations                                                         $.15               $.16
        Income from discontinued operations                                                       $  -               $.21
                                                                                                   ---               ----
    Net Income Applicable to Common  Stockholders                                                 $.15               $.37
                                                                                                  ====               ====

    Per Class A Common Share:
        Income from continuing operations                                                         $.17               $.18
        Income from discontinued operations                                                       $  -               $.23
                                                                                                   ---               ----
    Net Income Applicable to Class A Common Stockholders                                          $.17               $.41
                                                                                                  ====               ====

    Dividends per share:
    Common                                                                                      $.2025               $.20
                                                                                                ======               ====
    Class A Common                                                                              $.2250               $.22
                                                                                                ======               ====

    Weighted Average No. of shares Outstanding:
        Common and Common Equivalent                                                             7,150              7,004
                                                                                                ======             ======
        Class A Common and Class A Common Equivalent                                            18,645             18,889
                                                                                                ======             ======


               URSTADT BIDDLE PROPERTIES INC. (NYSE: UBA AND UBP)
                           FIRST QUARTER 2006 RESULTS
                      (in thousands, except per share data)




                                                                                                 Three Months Ended
                                                                                                     January 31,
                                                                                               2006              2005
                                                                                               ----              ----
Reconciliation of Net Income Available to Common Stockholders
To Funds From Operations:

Net Income Applicable to Common and Class A Common Stockholders                              $4,134           $10,286

Plus:  Real property depreciation                                                             2,475             2,103
           Amortization of tenant improvements and allowances                                   512               609
           Amortization of deferred leasing costs                                               173               180
           Depreciation and amortization on discontinued operations                               -               139
           Minority Interests                                                                    47                92
Less: Gain on Sale of Property                                                                    -           (5,626)
                                                                                            -------           -------
Funds from Operations Applicable to Common and Class A Common                                $7,341            $7,783
                                                                                            =======           =======

Funds from Operations (Diluted) Per Share:
Class A Common                                                                                 $.29              $.31
                                                                                               ====              ====
Common                                                                                         $.26              $.28
                                                                                               ====              ====